WARRANT AGREEMENT

                                                             March 15, 1995

                    WARRANT AGREEMENT dated as of March 15, 1995 between Scandinavian Broadcasting System SA, a corporation organized and existing under the laws of Luxembourg (the "Company"), and Paramount Communications B.V. (the "Holder"), a corporation organized and existing under the laws of the Netherlands.

                    WHEREAS, the Company wishes to sell, and the Holder desires to purchase, warrants to acquire Common Shares, $1.50 par value ("Common Shares"), of the Company;

                    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                    SECTION 1. Issue of Securities. This Agreement relates to the purchase by the Holder and the sale by the Company of a warrant as hereinafter described (the "Warrant") to purchase an aggregate of 1,000,000 Common Shares. The Common Shares issuable upon exercise of the Warrant are hereinafter collectively referred to as the "Warrant Shares." The exercise price for each Warrant Share is Thirty-Five United States Dollars ($35.00).

                    SECTION 2. Warrant Certificate. The certificate evidencing the Warrant (the "Warrant Certificate") to be delivered pursuant to this Agreement shall be in registered form only and shall be in the form set forth in Exhibit A attached hereto.

                    SECTION 3. Sale and Purchase of the Warrant; Closing. In reliance upon the Holder's representations made in Section 4 hereof and subject to the terms and conditions set forth herein, the Company hereby agrees to sell the Warrant to the Holder for an aggregate purchase price of Four Million United States Dollars ($4,000,000.00) (the "Purchase Price"). Subject to the terms and conditions set forth herein and in the Warrant Certificate, the Holder hereby agrees to purchase the Warrant from the Company for the Purchase Price.

                    The closing of the purchase of the Warrant hereunder will occur on such date and take place at such location as the parties may mutually agree. The closing will take place concurrently with the closing of the transaction pursuant to that certain Television License Agreement dated as of September 1, 1992 by and between on the one hand Paramount Television, a subdivision of Paramount Pictures International Division of Holder, and Viacom SA, and on the other hand the Company (the "License Agreement"). At such closing, the Company will deliver to the Holder the Warrant Certificate, dated the date of the closing, and the Holder will pay the Purchase Price to the Company, via a wire transfer to an account designated by the Company.

                    SECTION 4. Holder's Representations. The Holder represents and warrants to the Company as follows:

                    a. The Holder is purchasing the Warrant (and any securities receivable upon the exercise thereof) solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")).

                    b. The Holder is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Warrant and Warrant Shares; it is able to bear the economic risk of its investment in the Warrant and Warrant Shares and is presently able to afford the complete loss of such investment; and it has been afforded access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable the Holder to evaluate its investment in the Warrant.

                    c. The Holder is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

                    d. The Holder has the requisite power and authority to enter into this Agreement, and the execution and delivery of this Agreement have been duly authorized by all necessary action.

                    e. The Holder understands that the Company will rely upon the accuracy and truth of the foregoing representations and the Holder hereby consents to such reliance.

                    SECTION 5. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said state.

                    SECTION 6. Benefits of this Agreement. The rights of Holder under this Agreement may not be assigned or transferred by Holder to any other person (except to an Affiliate of Holder) without the prior written consent of the Company. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, and Holder and its Affiliates, any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder and its Affiliates.

                    SECTION 7. Approval of Purchase and Right of First Negotiation. Until the second anniversary of the Issue Date, the Holder agrees not to transfer the Warrant or any Warrant Shares, except (i) in a public offering upon exercise of registration rights under the rights granted in the Warrant
Certificate; or (ii) to an affiliate of Holder. After the second anniversary of the Issue Date, if Holder proposes to sell the Warrant or any Warrant Shares other than pursuant to a registration statement under the Securities Act, the Company shall have a right of first negotiation with respect to the acquisition of the Warrant or those shares proposed to be sold. Said right of first negotiation must be asserted by the Company within five days of its receipt of written notice from Holder of its intention to sell the Warrant or any Warrant Shares other than pursuant to a registration statement. Such notice shall specify the general terms and conditions on which Holder intends to sell. If the Company and Holder are unable to agree on the terms and conditions of the Company's acquisition of the Warrant or such Shares within ten business days of Holder's notification to the Company of its intention to sell, Holder may sell the Warrant or such Shares at any time within the next 180 days on terms and conditions no less favorable to Holder than those proposed to the Company.

                    SECTION 8. Counterparts, Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The parties are entitled to rely, for purposes of executing this Agreement, on the faxed signature of the other party hereto.

                    SECTION 9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                    SECTION 10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Holder's rights and privileges shall be enforceable to the fullest extent permitted by law.

                    SECTION 11. Defined Terms. Capitalized terms not defined in this Agreement shall have the meanings set forth in the Warrant Certificate.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       Scandinavian Broadcasting System SA

                                       By:
                                          --------------------------------

                                       Paramount Communications B.V.


                                       By:
                                          --------------------------------

                                   EXHIBIT A



THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED OR QUALIFIED, AS THE CASE MAY BE, PURSUANT TO THE RELEVANT PROVISIONS OF THE FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REQUIREMENTS IS APPLICABLE.

No. of Common Shares: Initially,                                   Warrant No. 5
1,000,000, and subject to adjustment
as provided below



                                    WARRANT

                         To Purchase Common Shares of
                     Scandinavian Broadcasting System SA
                       Exercisable until March 14, 2000


                    THIS WARRANT CERTIFIES THAT, as of March 15, 1995 (the "Issue Date"), for value received, the registered holder hereof, Paramount Communications B.V., or its registered assigns, is entitled to purchase from Scandinavian Broadcasting System SA, a corporation organized and existing under the laws of Luxembourg (the "Company"), the number of Common Shares (as hereinafter defined) equal to the Warrant Shares (as hereinafter defined), initially 1,000,000 and subject to adjustment as hereinafter provided, at the Exercise Price (as hereinafter defined) in lawful money of the United States of America or as otherwise provided herein, at any time on or before 5 P.M., New York City time on March 14, 2000 (the "Expiration Date").

                           SECTION 1.  DEFINITIONS.

                    For all purposes of this Warrant, the following terms have the following meanings:

                    "Business Day" means any day other than a Saturday or Sunday on which the New York Stock Exchange is open for trading on a regular basis.

                    "Convertible Securities" means evidences of indebtedness, shares of stock, warrants or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, Common Shares or rights to acquire Common Shares, either immediately or upon the arrival of a specified date or the happening of a specified event.

                    "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                    "Common Shares" shall have the meaning ascribed to it in
Section 6A(7).

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    "Exercise Date" means the date on which the Holder exercises this Warrant, in whole or in part, as provided in Section 3 hereof.

                    "Exercise Price," with respect to one Common Share, means Thirty-Five United States Dollars ($35.00).

                    "Holder" means the registered holder hereof at the time referenced.

                              "Issue Date" shall mean the date hereof.

                    "Options" means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any Common Shares or any convertible Securities.

                    "Paramount Communications B.V." means Paramount Communications B.V., a corporation organized and existing under the laws of the Netherlands and a subsidiary of Viacom International, Inc.

                    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                    "Registrable Securities" means the Warrant Shares or any securities issued or issuable with respect to the Warrant or Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or other similar transaction or transaction with similar effect, but in no event shall the Warrant be Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when:

                                        (w) a registration statement with
                    respect to the sale of such securities has become effective under the Act and such securities shall have been disposed of in accordance with such registration statement; or

                                        (x) they shall have been distributed to
                    the public pursuant to Rule 144 (or any successor provision) under the Act and shall no longer be deemed to be "restricted securities" thereunder.

                    Except as set forth in the preceding sentence, no transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

                    "Registrable Securities Holder" means the holder of Registrable Securities at the time referenced.

                    "Securities Act" or "Act" means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    "Warrantholders" means, as of any date, the then registered holders of the Warrants (including the Holder) and the then registered holders of the Warrant Shares.

                    "Warrants" means this Warrant and any Warrants issued in exchange, transfer or replacement of this Warrant as provided herein.

                    "Warrant Shares" means, as of a particular date, the Common Shares that the Holder has purchased or is entitled to purchase upon exercise of this Warrant. The number of Warrant Shares shall be subject to adjustment from time to time in accordance with Section 6 below.

                    All terms used in this Warrant that are not defined in this
Section 1 have the meaning respectively set forth elsewhere in this Warrant.

                SECTION 2.  EXCHANGE, TRANSFER AND REPLACEMENT.

                    This warrant is exchangeable at any time, and from time to time, subject to the provisions of Section 7 of the Warrant Agreement, upon the surrender hereof by the Holder to the Company at its office, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of Common Shares purchasable hereunder. Each such new Warrant shall represent the right to purchase such number of Common Shares as shall be designated by the Holder at the time of such surrender, not to exceed the aggregate number of Warrant Shares then subject to this Warrant. This Warrant and all rights hereunder are freely transferable subject to the provisions of Section 7 of the Warrant Agreement, in whole or in part, subject only to compliance by the Holder with applicable United States federal and state securities laws, by the Holder in person or by its duly authorized attorney, and a new Warrant or Warrants shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee or transferees, upon surrender of this Warrant with the Assignment Form attached hereto duly completed, at the above referenced office of the Company; provided, however, that Holder shall not transfer this Warrant prior to the second anniversary of the Issue Date, except to an affiliate of Holder. In the event of a partial transfer of this Warrant, the Company shall, at its expense, make and deliver to the Holder a new Warrant, of the same tenor as this Warrant, for the remaining Warrant Shares covered hereby. Upon receipt by the Company at its office of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of an agreement of indemnity reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor in replacement of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all taxes (other than securities transfer taxes (but not including issuance taxes) or any taxes based upon the gross or net income of the Holder) and all other expenses and charges (except for any expenses and charges incurred directly by Holder incident to such transfer) payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

                    SECTION 3.  EXERCISE OF WARRANT.

                    A. Procedure for Exercise. The Holder shall be entitled to exercise this Warrant in whole, or in no more than ten parts of no less than 100,000 Warrant Shares each. In order to exercise this Warrant in whole or in part, the Holder shall complete the Subscription Form attached hereto and deliver this Warrant to the Company at its office together with a cashier's or certified check or wire transfer in an amount equal to the aggregate Exercise Price of the Common Shares then being purchased. The exercise of this Warrant shall be deemed to have been effected, and the Exercise Price and the number of Common Shares issuable in connection with such exercise shall be determined, as of the close of business on the Business Day on the date on which such completed Subscription Form and check or wire transfer have been delivered at the Company's office (the "Exercise Date"). Upon receipt of such Subscription Form, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to the Holder or such Person as may be directed in writing by such Holder a certificate or certificates representing the aggregate number of Common Shares to which the Holder is entitled as specified in the Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. To the extent permitted by United States law, the person in whose name any such stock certificate is issued shall be deemed to have become the holder of record of the shares represented thereby as of the Exercise Date. If this Warrant is exercised only in part, the Company shall, at its expense, at the time of delivery of such stock certificate or certificates, deliver to the Holder a new Warrant of like tenor evidencing the rights of the Holder to purchase the remaining Warrant Shares covered by this Warrant. The Company shall pay all taxes, other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 3, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that may be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder to the Company at the time of delivery of such stock certificates by the Company.

                    B. Transfer Restriction Legend. Each certificate representing Warrant Shares issued upon exercise of this Warrant, unless at the time of such exercise the Warrant Shares are registered under the Securities Act, shall bear the following legend:

                                                  The Shares represented by this
                              Certificate have not been registered under the Securities Act of 1933 or registered or qualified under the securities laws of any state and may be offered and sold only if registered and qualified pursuant to the relevant provisions of the federal and state securities laws or if an exemption from such registration and qualification requirements is applicable.

                    Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend shall also bear such legend unless such legend is no longer required under the Securities Act.

                    C. Character of Warrant Shares. All Common Shares issuable upon the exercise of this Warrant shall, when issued, be duly authorized, validly issued, fully paid and non-assessable.


     SECTION 4.  RESTRICTION ON TRANSFER; REPRESENTATIONS AND
                 WARRANTIES OF THE HOLDER.

                    A. This Warrant and the related Warrant Shares shall not be transferable except upon registration and qualification under the relevant provisions of the United States federal and state securities laws or if an exemption from such requirements is applicable. The Company may require an opinion of counsel (from counsel reasonably acceptable to, and in form and substance reasonably acceptable to, the Company) with respect to the availability of such exemption.

                    B. By accepting this Warrant, the Holder represents and warrants that it is acquiring the warrant and, if exercised, the Warrant Shares, for its own account for investment and not with a view to the distribution or sale thereof.


                    SECTION 5.  REGISTRATION RIGHTS.

                    Each Registrable Securities Holder has the following registration rights:

                    A. Registration Rights. If the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form F-4 or S-8), the Company shall give written notice of such proposed filing to each Registrable Securities Holder at least 20 days before the anticipated effective date of the registration statement. Such notice shall offer to each such Registrable Securities Holder the opportunity to register in such registration statement such number of Registrable Securities as any such Registrable Securities Holder may request in a written notice to the Company (which notice shall specify the Registrable Securities to be disposed of by such Registrable Securities Holder) within 10 days after the receipt of such notice. The Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by each such Registrable Securities Holder in accordance with the provisions of subsection F of this Section 5 and to the extent required to permit the disposition (in accordance with the intended methods set forth in such registration statement) of the Registrable Securities so to be registered. Registrable Securities Holders participating in any underwritten registered offering under this Section 5A shall be required to distribute their registered Registrable Securities in accordance with the terms of the underwritten offering. The
Company shall permit, or shall cause the managing underwriter of any such proposed offering to permit, the Registrable Securities requested to be included in the registration to be included on the same terms and conditions as applicable to the other securities of the Company included in such registration statement; and (ii) use its best efforts to maintain the effectiveness of the registration statement until the earlier to occur of (a) six months after the effective date of the registration statement or (b) the consummation of the distribution of all shares included in such registration statement. If the securities proposed to be registered by the Company are to be disposed of in an underwritten public offering, the notice hereunder from the Company to each Registrable Securities Holder shall designate the proposed underwriters for such offering and shall contain the Company's agreement to use its best efforts subject to the provisions of subsection C of this Section 5, if requested to do so by any such Registrable Securities Holder, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to register hereunder.

                    B. Underwritten Offerings. Notwithstanding the foregoing, if any requested registration pursuant to this Section 5 involves an underwritten offering by the Company, and the managing underwriter shall advise the Company in writing (with a copy to the Registrable Securities Holder) that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then (i) the number of shares of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which, in the good faith judgment of the managing underwriter, can be sold in such offering, and this reduced number shall be allocated pro rata among such Registrable Securities Holders and holders of other securities of the Company to be included in the offering, on the basis of the number of Registrable Securities and other securities of the Company requested to be so registered by such Registrable Securities Holders and other holders, and (ii) if the requesting Registrable Securities Holders are participating in a primary offering by the Company, the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, first, securities that the Company proposes to issue and sell for its own account, and second, Registrable Securities and other securities requested to be registered by the Registrable Securities Holders and other holders thereof, allocated pro rata among such Registrable

Securities Holders and other holders on the basis of the number of Registrable Securities and other securities requested to be so registered by such Registrable Securities Holders.

                    C. Company's Obligations in Registration. Whenever the Company is obligated, by the provisions of this Section 5, to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

                              (1)       furnish to the Registrable Securities
Holders for whom such Registrable Securities are registered or are to be registered and to the underwriter, if any, such numbers of copies of a prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents and information as such Registrable Securities Holders or underwriter may reasonably request in order to facilitate the disposition of such Registrable Securities or in order to conduct any investigation of the Company in connection with the registration of such Registrable Securities, provided that the Registrable Securities Holders shall maintain the confidentiality of all such information that is not, or does not become (as a result of such registration or otherwise), public information;

                              (2)       register or qualify the Registrable
Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Registrable Securities Holders for whom such Registrable Securities are registered or are to be registered shall reasonably request in light of any distribution being then contemplated, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registrable Securities Holders to consummate the disposition in such jurisdictions of such Registrable Securities, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                              (3)       notify each seller of such Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                              (4)       cause all such Registrable Securities to
be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed;

                              (5)       provide a transfer agent and registrar
for all such Registrable Securities not later than the effective date of such registration statement;

                              (6)       make available for inspection by each
seller of Registered Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, provided that the Registrable Securities Holders shall maintain the confidentiality of all such information that is not, or does not become (as a result of such registration or otherwise), public information; and

                              (7)       use its best efforts to cause such
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities governing the operations of the Company in the United States as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities and cooperate with the Registrable Securities Holder to the extent the Registrable Securities Holder is required to make any filing with or obtain any approval from a governmental agency or authority in connection with such disposition.

                    D. Payment of Registration Expenses. Except for underwriting discounts, commissions, counsel fees of any separate counsel of Registrable Securities Holders and any fees or expenses related to any due diligence incurred by the Registrable Securities Holders requesting registration of Registrable Securities, the costs and expenses of all registrations and qualifications under the Securities Act and the securities or blue sky laws of those jurisdictions for which registration or qualification is requested under
Section 5 hereof (in each case whether or not completed), and of all other actions that the Company is required to take or effect pursuant to this Section 5, shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, auditing costs and expenses, and the reasonable fees and disbursements of counsel of the Company with respect to such registration proceedings).

                    E.        Information from Registrable Securities Holders.
The Registrable Securities Holders shall furnish to the Company such information concerning the Registrable Securities Holders and the distribution contemplated by them as shall reasonably be required in connection with the actions to be taken by the Company pursuant to this Section 5.

                    F.        Indemnification.

                   (1) In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Section 5, the Company hereby agrees to indemnify and hold harmless each Registrable Securities Holder disposing of such Registrable Securities, such Registrable Securities Holder's officers, directors, partners, legal counsel and accountants and each other Person, if any, that controls (within the meaning of the Securities Act) such Registrable Securities Holder, and any underwriter (as defined in the Securities Act), and any Person who controls such underwriter, from and against any losses, claims, damages or liabilities, joint or several, to which such Registrable Securities Holder or controlling person or participating person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Registrable Securities Holder and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such Registrable Securities Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Registrable

Securities Holder or such controlling or participating person, as the case may be, specifically stated to be used in the preparation thereof; provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Act, in any such case to the extent that any such loss, claim, damage or liability arises out of such Person's failure to send or give a copy of the final prospectus to the Person claiming an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was completely corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                              (2)       Each such Registrable Securities Holder
and each such underwriter of Registrable Securities will, if requested by the Company prior to the initial filing of any such registration statement, agree in writing to indemnify and hold harmless the Company against all losses, claims, damages and liabilities to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, such preliminary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Registrable Securities Holder or such underwriter, as the case may be, and specifically stated to be for use in the preparation thereof.

                              (3)       Promptly after receipt by an indemnified
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Without the written consent of the indemnified party, which shall not be unreasonably withheld, no indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                              (4)       If the indemnification provided for in
the foregoing paragraph is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Registrable Securities Holder of Registrable Securities shall be obligated to contribute pursuant to this Section 5 shall in no event exceed the amount equal to the per share public offering price (less any underwriting discount and commissions and other expenses of such Registrable Securities Holder) multiplied by the number of shares of Registrable Securities sold by such Registrable Securities Holder pursuant to the registration statement that gives rise to such obligation to contribute, less the aggregate amount of any damages that such Registrable Securities Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities.

             G.        Additional Registration Procedures.

                              (1)       The Company will immediately notify each
Registrable Securities Holder whose Registrable Securities are covered by a registration statement filed pursuant to this Section 5 (which shall include for purposes of this Section 5G, all prior Registrable Securities Holders who sold all their Registrable Securities pursuant to such registration statement), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such holder, as soon as practicable, prepare and furnish to such holder, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                              (2)       Each Registrable Securities Holder
agrees that:

                                        (a)       upon receipt of any notice
from the Company of the happening of any event of the kind described in subdivision (1) of this Section 5G, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(1) of this Section 5G, and, if so directed by the Company, will deliver to the

Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities at the time of receipt of such notice, and

                                        (b)       that it will immediately
notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such holder shall give any such notice, the period during which the Company must file a registration statement after the receipt of a request to do so shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subdivision (1) of this Section 5J to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (1) of Section 5G.

                              (3)       The Registrable Securities Holder
agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities or sale of such securities pursuant to Rule 144 under the Securities Act, during the seven days prior to and the 90 days after any firm commitment underwritten registration of securities of the Company has become effective, except as part of such underwritten registration, whether or not the Holder participates in such registration.

                    SECTION 6.  SHARE ADJUSTMENT PROVISIONS.

           The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of the events described below.

                     A. Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                              (1)       In case the Company shall at any time
after the date of this Warrant (i) declare or pay a dividend in Common Shares or make a distribution in Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, (iv) make a distribution on its

Common Shares in shares of capital stock or securities exercisable for or convertible into capital stock other than Common Shares, or (v) issue any shares of capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such an event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                              (2)       In case the Company shall (i) issue
Common Shares, Options or Convertible Securities to any Person entitling such Person to subscribe for or purchase Common Shares at a price per share that is lower than the then current Fair Market Value (as defined below) per Common Share on the date the Company agrees to issue such Common Shares, Options or Convertible Securities, or (ii) fix a record date for the issuance of Options or Convertible Securities to all holders of Common Shares entitling them to subscribe for or purchase Common Shares at a price (or having a conversion or exercise price per share) less than the Fair Market Value on such record date, the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date of such issuance (which date in the event of a distribution to all holders of Common Shares shall be deemed to be the record date set by the Company to determine the holders of Common Shares entitled to participate in such distribution) by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such Options or Convertible Securities plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such Options or Convertible Securities plus the number of shares that the aggregate offering price of the total number of Common Shares, the exercise price of the Options (which shall be deemed to include the purchase price for such Options), or the conversion price of the Convertible Securities, as the case may be, so offered would purchase at the current Fair Market Value per Common Share on the date of such issuance. Such adjustment shall be made whenever such Options or Convertible Securities are issued, and shall become effective immediately upon the date of issuance; provided, however, that this Section 6.A.2 shall not apply to up to two hundred thousand (200,000) Options or Convertible Securities issued by the Company for executive/employee compensation purposes or to the issuance of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities and; provided further, however, that in any such case in which Options or Convertible Securities are deemed to be issued:

                                                            (A)       no further
                                        adjustment shall be made hereunder upon
                                        the subsequent issuance of Convertible
                                        Securities or Common Shares upon the
                                        exercise of such Options or conversion
                                        or exchange of such Convertible
                                        Securities;

                                                            (B)       if such
                                        Options or Convertible Securities by
                                        their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the adjustment made upon the issuance of such Option or Convertible Securities, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective (except to the extent such increase or decrease results from a change in the Fair Market Value of the Common Shares), be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities that are outstanding at such time; provided, however, that no adjustment shall be made with respect to any Warrant Shares that shall have been issued prior thereto upon the exercise of this Warrant;

                                                            (C)       upon the
                                        expiration of any such Options or any
                                        rights of conversion or exchange under
                                        such Convertible Securities that have
                                        not been exercised, the adjustments
                                        hereunder upon the original issuance
                                        thereof (or upon the occurrence of a
                                        record date with respect thereto), and
                                        any subsequent adjustments based
                                        thereon, shall, upon such expiration, be recomputed as if, in the case of Convertible Securities or Options for Common Shares, the only Common Shares issued were the Common Shares, if any, actually issued upon exercise of such Options, and the cash consideration received by the Company for the Common Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the cash consideration received by the Company upon the issuance of the Convertible Securities or upon the actual exercise of such Options; and

                                                            (D)       in the
                                        case of any Options that expire by their terms not more than 30 days after the date of issuance thereof, no adjustment hereunder shall be made until the expiration or exercise of all or any such Options, whereupon such adjustment shall be made in the same manner provided above with respect to the Options so exercised based on the Fair Market Value at the time of exercise.

                               (3)        (i)        In  case the Company  shall
distribute to all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions from current earnings), or Options or Convertible Securities, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of the Warrant by a fraction, of which the numerator shall be the then current Fair Market Value per Common Share (as defined in clause (4) below) on the date of such distribution, and of which the denominator shall be the then current Fair Market Value per Common Share, less the then fair value (as determined by the disinterested members of the Board of Directors of the Company) of the portion of the assets or evidence of indebtedness so distributed or of such Options or Convertible Securities, applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                                        (ii)      In the event of a distribution
by the Company to all holders of its Common Shares of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of this

Warrant, the Holder upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which the Holder would have been entitled if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this subsection A.

                               (4)       The term "Fair Market Value" means,  as
of the date of any determination thereof, the lower of (i) the average of the daily market prices per share for twenty consecutive Business Days ending on the last Business Day before such date and (ii) the market price on the date Company agrees to such transaction. The market price for each such business day shall be (i) if the Common Shares shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Common Shares on the Composite Tape (or if the Common Shares at the time are not so listed or admitted to unlisted trading privileges on the New York Stock Exchange but are listed or admitted to unlisted trading privileges on another national securities exchange, on the basis of the last reported sale price regular way on a national securities exchange on which the Common Shares are at the time listed or admitted to unlisted trading privileges) on such Business Day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Common Shares are not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sales price in the Nasdaq National Market System on each such Business Day upon which such a sale shall have been effected (or if no sale takes place on any such day on such Nasdaq National Market System, the average of the closing bid and asked prices on such day as officially quoted on such system), or (iii) if the Common Shares are not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or traded on the Nasdaq National Market System, on the basis of the average of the highest reported bid and lowest reported asked prices of the Common Shares in the over-the-counter market on each such business day, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information or (iv) if none of the foregoing market information is available, the fair market value shall be as agreed between Company and Warrantholders who hold a majority of the unissued Warrant Shares within five (5) Business Days.

                               In  the event that the Company and Warrantholders
who hold a majority of the unissued Warrant Shares are unable to agree on the Fair Market Value within five Business Days, they shall jointly select an independent appraiser who shall determine the Fair Market Value (the "Independent Appraiser"). If the parties cannot agree on a single appraiser, each such party shall select an appraiser and those two appraisers shall then determine the Fair Market Value of the Common Shares. In the event that such two appraisers cannot agree on the Fair Market Value, the two appraisers shall jointly select a third appraiser who shall determine which of the appraisals performed by the first two appraisers is most appropriate, and such appraisal shall be binding on the Company and the Warrantholders. The costs of all such appraisals shall be borne by the Company.

                               (5)        Whenever the number of Warrant  Shares
purchasable upon the exercise of this Warrant is adjusted, as herein provided, the number of Warrant Shares purchasable hereunder shall also be increased to account for the Exercise Price of any additional Warrant Shares that may be issued as a result of any such adjustment. The number of additional Warrant
Shares shall equal (i) the number of additional Warrant Shares issuable as a result of the adjustment made pursuant to this subsection (5) multiplied by the Exercise Price of a Warrant Share; (ii) divided by the Fair Market Value of a share less the Exercise Price of a Warrant Share.

                               (6)        No adjustment in the number of Warrant
Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any adjustments that by reason of this paragraph
(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                               (7)       The term "Common Shares" means (i)  the
class of stock designated as the common shares of the Company on the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (1) through (6), inclusive, above, and the other provisions of this
Section 6, shall apply on like terms to any such other securities; provided, however, that the Exercise Price shall at no time be less than the par value of the Common Shares; provided, further, that the Company shall reduce the par value of its Common Shares, to the extent permitted by law, from time to time as necessary so that such par value shall not be less than the Exercise Price then in effect.

                    B. Effect of Reclassification, Merger, Consolidation, Reorganization and Asset Sales. Unless otherwise agreed to by the Holder, if any reclassification, merger, consolidation or reorganization of the Company in which the Company is not the surviving entity, or the sale (or a series of related sales) of all or substantially all of its assets or the assets of its subsidiaries to another corporation, or a merger, consolidation, sale of assets, or business combination in which the Company is the survivor, shall be effected in such a way that holders of the Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for such capital stock, then as a condition of such reclassification, merger, consolidation, reorganization or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive, under the terms and conditions herein contained, upon exercise of the Warrants in accordance with
Section 3 above, in lieu of the Common Shares of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of such Common Shares immediately theretofore had the Warrants been exercised prior to such reclassification, merger, consolidation, reorganization, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrant; provided, however, that in an event of a reclassification, merger, consolidation, reorganization or sale in which the consideration is not cash or securities then tradable on an active trading market, the Company or the acquiring entity must either (a) agree to provide to the Warrant Shares Holders the same rights with respect to such non-cash consideration that exist with respect to the Common Shares hereunder and otherwise, including without limitation, the rights provided in Sections 5 and 6, or (b) purchase all of the Warrants for cash in an amount equal to the fair market value of the Warrant Shares less the Exercise Price as determined by an Independent Appraiser. In such an event, the Company shall not effect any such reclassification, merger, consolidation, reorganization or sale unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such reclassification, merger, consolidation, reorganization or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and containing an express assumption by the successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company, if any, as provided herein.

                    C. Accountants' Certificate. Upon each change in the number of Common Shares issuable upon the exercise in whole or in part of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, then and in each such case, the Company will promptly deliver to the Holder a notice of such adjustment duly executed by the chief financial officer of the Company setting forth in detail the particulars thereof and the method of calculating the same and, at least one time during each calendar quarter during which any such change shall have occurred, shall obtain a certificate of independent certified public accountants of recognized national standing stating the new number of shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such
calculation  is  based.   The  Company  will  promptly  mail  a  copy  of   such
accountants' certificate to the Holder. The certificate of such firm of independent public accountants shall be conclusive evidence of the correctness of the computation with respect to any such change in the number of such shares so issuable.

                    D. Fractional Shares; Fair Market Value. No fraction of a Common Share shall be issued upon exercise of this Warrant. If a fraction of a Common Share would, except for the provisions of this paragraph, be issuable upon exercise of this Warrant, the Company shall, in lieu of issuing such fractional share, pay to the Holder of this Warrant an amount in cash equal (to the nearest cent) to the fair market value of such fractional share on the date of such exercise.

                    E. Other Shares. In the event that at any time, as a result of any adjustment made pursuant to this Section 6, the Holder thereafter shall become entitled to receive any shares of the Company other than the Common

Shares, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 6.

                     F.        No Dilution or Impairment.  The Company will not,
by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder. Without limiting the generality of the foregoing, the Company
(i) will not permit the par value of any Common Shares receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of any Warrants from time to time outstanding, and (iii) will not take any action which results in any adjustment of the Warrant Shares if the total number of Common Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of Common Shares then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise.

                     G. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 6 are not strictly applicable
(including a change in par value of the Common Shares) but as to which the failure to make any adjustment would adversely effect, without diminution of the proportionate interest in the Common Shares issuable upon the exercise of this Warrant, the rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 6, then, in such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion on the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the exercise rights represented by the Warrants. Upon receipt of such opinion, the Company will mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

                      H. Form of Warrant After Adjustments. Unless otherwise requested by the Holder, the form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

            SECTION 7.  SPECIAL AGREEMENTS OF THE COMPANY.

            The Company covenants and agrees that:

                     A. Reservation of Shares. The Company shall at all times authorize and reserve and have available for issuance at all times, free from preemptive rights, other than those preemptive rights that have been validly and effectively waived, that number of Common Shares that is deliverable upon the exercise of the Warrants.

                     B. Par Value. Before taking any action which would cause an adjustment pursuant to Section 6 hereof to reduce the Warrant Exercise Price below the then par value of the Warrant Shares, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Warrant Exercise Price as so adjusted.

                     C.         Governmental Approvals.  If any  of  the  Common
Shares reserved for the purposes of exercise of the Warrant require registration with or approval of any governmental authority (except for registrations or approvals related solely to the Holder's ability to own the Warrant Shares) under any foreign or United States federal law (other than the Securities Act) or under any foreign or United States state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible cause such shares to be duly registered or approved, as the case may be.

                    D. Binding Successors. This Warrant shall be binding upon any successor of the Company by merger, consolidation, acquisition of all or substantially all of the Company's assets or otherwise.

                    E. Reporting Recruitments Under the Exchange Act. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the Holder, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act ("Rule 144"). In addition, the Company agrees to take such other measures and file such other information, documents and reports (or otherwise to provide information to the Holders or their prospective transferees), as shall be required by the Commission as a condition to the availability of Rule 144 or 144A under the Securities Act (or any similar exemptive provisions hereafter in effect).

                     F. Notification of Certain Events. To the extent such information is not otherwise publicly available, the Company agrees to notify Holder whenever (i) the Company grants warrants or options to any third party or (ii) previously granted options are exercised or convertible securities are converted by the holder thereof.

                    SECTION 8.  NOTIFICATIONS BY THE COMPANY.

                              In case at any time:

                               (1)        the  Company  shall declare  upon  the
Common Shares any dividend or other distribution to the holders of the Common Shares;

                               (2)        the Company shall offer to the holders
of the Common Shares a right of subscription for any additional shares of capital stock of any class or other rights;

                               (3)        the Board of Directors of the  Company
shall authorize (whether definitively or subject to any conditions) any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets;

                               (4)        the Board of Directors of the  Company
shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

                              (5)       the Company shall become subject to
involuntary dissolution, liquidation or winding-up; then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (b) reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by the shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of record of the Common Shares shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their

Common Shares or securities for other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given not less than thirty (30) nor more than ninety (90) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of the shareholders, if either is required. The Company shall also mail to the Holder notices and other documentation of any kind sent to the shareholders of the Company at the same time any such notice or documentation is sent to such shareholders.


                           SECTION 9.  NOTICES.

                    All notices and other communications required or which may be given hereunder shall be in writing and shall be deemed effectively given or received for all purposes only (i) when delivered personally, (ii) on receipt when mailed by U.S. first class mail, registered or certified, postage prepaid, return receipt requested, (iii) one day after being sent if sent by professional overnight courier or messenger service guaranteeing one-day delivery with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic "hard copy" transmission, with receipt confirmed by answer back, addressed as follows (or addressed as any party may subsequently designate by notice in accordance with this Section 9):

                              If to the Holder:

                    Paramount Communications B.V.
                    c/o Paramount Pictures - Television Group
                    5555 Melrose Avenue
                    Hollywood, California 90038
                    Attention:   Bruce Pottash, Esq.
                    Fax Telephone Number: (213) 956-8613

                              If to the Company:

                    Scandinavian Broadcasting System SA
                    8-10, rue Mathias Hardt
                    BP 39 L-2010 Luxembourg
                    Fax Telephone Number: 35-2-40-78-04

                    With a copy to:

                    O'Melveny & Myers
                    610 Newport Center Drive
                    Newport Beach, California 92660
                    Attention: Karen K. Dreyfus, Esq.
                    Fax Telephone Number: (714) 669-6994


                 SECTION 10.  RIGHTS OR LIABILITIES AS SHAREHOLDER.

                    This Warrant shall not entitle the Holder to any of rights to vote or to consent as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase the Common Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  SECTION 11.  REPRESENTATIONS AND WARRANTIES.

                    As a material inducement to the Holder to acquire this Warrant, the Company represents and warrants to the Holder that, as of the Issue Date, the Common Shares of the Company are registered under Section 12(g) of the Exchange Act and the Company is in full compliance with its reporting and filing obligations thereunder. The reports filed under the Exchange Act do not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 SECTION 12.  GOOD FAITH AND BEST EFFORTS.

                    Neither the Company nor the Holder or its Affiliates shall avoid or seek to avoid the observance or performance of any of the terms of this Warrant and the Warrant Agreement to be observed or performed by the parties, and the respective parties shall at all times and in good faith carry out the intent of each of this Warrant and the Warrant Agreement.


             SECTION 13.  GOVERNING LAW, CONSENT TO JURISDICTION.

                    This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without reference to exercise of conflict of law principles. Each party consents to exercise of personal and exclusive venue and jurisdiction by the federal courts of the United States located in New York state.

                         SECTION 14.  MISCELLANEOUS.

                    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.


                SECTION 15.  RIGHT TO FINANCIAL INFORMATION.

                    The Company shall provide the Holder copies of all communications sent to shareholders of the Company concurrently with its providing such communications to such shareholders.


                   SECTION 16.  RIGHTS TO HOLDER TO INURE TO
                                BENEFIT OF WARRANT HOLDERS.

                    The rights of the Holder under this Warrant shall inure to the benefit of all Warrant Shares Holders holding Common Shares as a result of and following the exercise of this Warrant.

                    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by its duly authorized officer, and to be effective as of March 15, 1995.


                                         Scandinavian Broadcasting System SA


                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------

                                 SUBSCRIPTION FORM

                                To be Executed Upon

                         Exercise of the within Warrant of

                        Scandinavian Broadcasting System SA

                    The undersigned registered holder hereby exercises the right to purchase _____________ Common Shares (the "Shares") covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price for such Shares in the amount of $_____________. The undersigned represents that it is purchasing the Shares for its own account and not with a view to or for sale in connection with any distribution of securities.

                    Please issue a certificate or certificates for such Shares in the name of, and pay any cash for any fractional shares to:

                                                  Name:
                                                       -------------------------
                                                  Signature:
                                                            --------------------
                                                  Title:
                                                         -----------------------
                                                  Address:
                                                           ---------------------

DATED:
      ----------------------

                             ASSIGNMENT FORM

                    To Be Executed by the Registered Holder
                 Desiring to Transfer the Within Warrant of

                    Scandinavian Broadcasting System SA


                              FOR VALUE RECEIVED, the undersigned registered
holder hereby sells, assigns and transfers unto ___________________, the right to purchase ______________ shares of the Common Shares covered by the within Warrant, and does hereby irrevocably
constitute and appoint                                            Attorney to
transfer the such Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

                                                  Name of Registered Holder

                                                  Name:
                                                       -------------------------
                                                  Signature:
                                                            --------------------
                                                  Title:
                                                        ------------------------
                                                  Address:
                                                          ----------------------

DATED:
      --------------


                                  NOTICE

                    The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.



                                    A-29